        As filed with the Securities and Exchange Commission on October 18, 2001
================================================================================

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             MYERS INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

          OHIO                                            34-0778636
(State of incorporation)                   (I.R.S. Employer Identification No.)

1293 S. MAIN STREET, AKRON OHIO                             44301
(Address of Principal Executive Offices)                 (Zip Code)

                MYERS INDUSTRIES, INC. 2001 RESTRICTED STOCK PLAN
                            (Full Title of the Plan)

                               GREGORY J. STODNICK
                             VICE PRESIDENT-FINANCE
                      1293 S. MAIN STREET, AKRON OHIO 44301
                                 (330) 253-5592
(Name, address, including zip code, and telephone number, including area code of agent for service)

                               Correspondence to:

                                 Kevin C. O'Neil
                                 Brouse McDowell
                            500 First National Tower
                                Akron, Ohio 44308
                                 (330) 434-5207

                                          Calculation of Registration Fee

Title of securities to        Amount to be          Proposed maximum        Proposed maximum            Amount of
     be registered             registered          offering price per      aggregate offering        registration fee
                                                          share                   price
Common Stock,
no par value             72,600 Shares                 $12.025 (1)              $873,015                   $219

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low sale prices of the common stock of Myers Industries, Inc. (the "Company") on the New York Stock Exchange Composite Tape on October 10, 2001.



                                EXPLANATORY NOTE

         Included on the immediately following pages is a "reoffer prospectus." The reoffer prospectus is filed as part of the Registration Statement on Form S-8 and has been prepared in accordance with the requirements of Part I of Form S-3 and may be used for reoffers of common stock defined as "control securities" under Instruction C to Form S-8 acquired by "affiliates" (as the term is defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended) pursuant to stock awards granted under our 2001 Restricted Stock Plan.

PROSPECTUS

                             MYERS INDUSTRIES, INC.


                                  72,600 Shares
                             Myers Industries, Inc.
                                  Common Stock
            ---------------------------------------------------------


         Myers Industries, Inc. ("Myers") is an international manufacturer of plastic and rubber products for industrial, agricultural, automotive, commercial, and consumer markets. We are an international leader in reusable plastic containers and North America's leading manufacturer of plastic flower planters. Other principal product lines include plastic storage and organization containers, plastic storage tanks, engineered rubber OEM parts, rubber tire repair products, and custom rubber materials.

         We are also the largest wholesale distributor of tools, equipment, and supplies for the tire service and automotive undervehicle repair industry in the United States. Our distribution products range from tire balancers and alignment systems to valve caps and small hand tools.

         The 72,600 shares of Myers common stock, without par value ("Common Stock" or "Shares"), covered by this Prospectus have and will be issued by Myers in connection with a grant of restricted stock to the selling stockholder under the Myers 2001 Restricted Stock Plan in connection with his employment.

         These Shares may be offered and sold over time by the selling stockholder named in this Prospectus under the heading "Selling Stockholder." The Selling Stockholder may sell his Myers shares in the open market at prevailing market prices, or in private transactions at negotiated prices. He may sell the shares directly, or may sell them through underwriters, brokers or dealers. Underwriters, brokers, or dealers may receive discounts, concessions or commissions from the Selling Stockholder or from the purchaser, and this compensation might be in excess of the compensation customary in the type of transaction involved. See "Plan of Distribution."

         We will not receive any of the proceeds from the sale of these Shares.

         Our Common Stock currently trades on the New York Stock Exchange under the symbol "MYE." The last reported sale price on October 10, 2001 was $12 per share.

                ------------------------------------------------


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
           SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
               SECURITIES OR HAS DETERMINED IF THIS PROSPECTUS IS
                    ADEQUATE OR ACCURATE. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         In connection with this offering, no dealer, salesperson or other person is authorized to give any information or to make any representation not contained in this Prospectus. If information is given or representations are made, you may not rely on that information or representations as having been authorized by us. This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this Prospectus, nor is it an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful. You may not imply from the delivery of this Prospectus, nor from any sale made under this Prospectus, that our affairs are unchanged since the date of this Prospectus or that the information contained in this Prospectus is correct as of any time after the date of this Prospectus.

                THE DATE OF THIS PROSPECTUS IS OCTOBER 18, 2001.

         No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction where such offer or solicitation is not authorized, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that any information contained therein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

         We file annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission's web site is: http://www.sec.gov. In addition, our common stock is listed on the New York Stock Exchange, and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 (of which this Prospectus is a part) under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered hereby, reference is hereby made to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this Prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c) 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

         (a) our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) our Proxy Statement relating to our Annual Meeting of Stockholders held on April 26, 2001;

         (c) our Current Report on Form 10-Q for the quarter ended March 30, 2001, filed May 14, 2001;

         (d) our Current Report on Form 10-Q for the quarter ended June 30, 2001, filed August 13, 2001; and

         (e) the description of our common stock contained in our Form 8-A12b, File No. 1-8524, as filed with the Securities and Exchange Commission on April 30, 2001, pursuant to Section 12(b) of the Securities and Exchange Act of 1934.

         You may request a copy of these filings (including the exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address: Gregory J. Stodnick, Vice President-Finance, Myers Industries, Inc., 1293 South Main Street, Akron, Ohio 44301; telephone (330) 253-5592.

         You should rely only on the information provided or incorporated by reference in this Prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholder will not make an offer of these shares in any state that prohibits such an offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents.

         ALL REFERENCES IN THIS PROSPECTUS TO "WE," "US," OR "OUR" INCLUDE MYERS INDUSTRIES, INC, AN OHIO CORPORATION, AND ANY SUBSIDIARIES OR OTHER ENTITIES THAT WE OWN OR CONTROL. ALL REFERENCES IN THIS PROSPECTUS TO "COMMON STOCK" REFER TO OUR COMMON STOCK, WITHOUT PAR VALUE.

         This Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this Prospectus, the words "anticipate," "believe," "estimate," "will," "should," "could," "may," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue" or similar expressions identify certain of such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward- looking statements contained in this Prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in this Prospectus. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, presently or in the future, and the factors set forth herein may affect us to a greater extent than indicated. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth herein. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

                              INFORMATION ABOUT US

         Myers was incorporated in the State of Ohio on January 3, 1955 and is now in its 68th year of operation. Headquartered in Akron, Ohio, through our divisions and subsidiaries, we have 25 manufacturing facilities in North America and Europe, 42 domestic and five international distribution branches, more than 20,000 products, and nearly 4,200 employees worldwide.

         We are an international manufacturer of plastic and rubber products for industrial, agricultural, automotive, commercial, and consumer markets. Myers is an international leader in reusable plastic containers and North America's leading manufacturer of plastic flower planters. Other principal product lines include plastic storage and organization containers, plastic storage tanks, engineered rubber OEM parts, rubber tire repair products, and custom rubber materials.

         Myers is also the largest wholesale distributor of tools, equipment, and supplies for the tire service and automotive undervehicle repair industry in the United States. Our distribution products range from tire balancers and alignment systems to valve caps and small hand tools.

         We report our business in two segments, Manufacturing and Distribution. As of December 31, 2000, our Manufacturing Segment generated approximately 76% of our sales, while the Distribution Segment generated approximately 24% of our sales.

MANUFACTURING SEGMENT

         In our Manufacturing Segment, we design, manufacture, and market more than 11,000 plastic and rubber products. These products are made through a variety of molding processes in 25 facilities: 18 in the United States, six in Europe, and one in Canada.

         From collapsible bulk boxes that safely deliver automotive parts to assemblers, to baskets for efficient harvest of produce to bins for efficient storage of small parts, we are a leader in reusable plastic material handling containers. Our range of plastic flower planters for growers, retailers and consumers is unmatched in North America. We continue to expand our broad offering of plastic storage containers, both industrial and consumer, as well as custom plastic tanks and engineered rubber OEM parts. Our manufactured products and related services bring value to our customers, helping them to reduce expenses in their operations, improve efficiency, and to increase business with their customers.

PRODUCT BRAND PROFILES

         Industrial, commercial, and consumer users find storage and organization solutions with our Akro-Mils plastic products. Sold by distributors nationwide, our industrial containers and bins perform many tasks, from creating assembly workstations to transporting medical supplies. Our new Akro-Mils/ RB-Dura line offers an extensive range of material handling carts to industrial and commercial markets. Akro-Mils consumer products, sold by leading retailers, provide storage and organization efficiency with home, holiday, crafts, office, and hardware products.

         In Europe, Myers makes the leading brand of reusable plastic material handling products, Allibert Equipement. Our broad range of bulk containers, totes, and pallets eliminate waste and improve productivity for customers in manufacturing, distribution, agriculture, and food businesses. We are also Europe's leading manufacturer of plastic bulk storage tanks, used for waste handling, water treatment, and chemical storage.

         Under our Ameri-Kart brand, we produce an extensive range of custom rotationally molded and vacuum formed plastic parts including storage tanks, fenders, trim, and dashboards used to manufacture recreational vehicles. We also make specialty products for the automotive, commercial, and agriculture markets. Other Ameri-Kart products include plastic carts used in material handling and residential waste collection.

         Our Buckhorn reusable plastic container systems replace cardboard and wood containers to help customers reduce material handling costs. We offer one of North America's most comprehensive selections of bulk and hand-held containers, pallets, and dunnage to meet product transport and handling needs in industries from automotive to grocery. We also provide services to implement and custom design reusable container programs.

         Myers' Buckhorn Rubber original equipment and replacement parts meet the performance needs of customers in waterworks, transportation, and other industries. Our engineered, molded products range from air intake hoses and hood latches for semi-trucks to gate seals for flood control dams and street pads for backhoes. We also bond rubber to metal to develop products such as seals for water valves and vibration dampening bushings for axle assemblies.

         With our Dillen and Listo brands, Myers manufactures the most extensive range of plastic planters in North America. The Myers line includes indoor planters, pots, bowls, hanging baskets, window boxes, and grower trays. Combined with our Akro-Mils Specialty line of outdoor decorative planters and garden accessories, Myers brings a comprehensive plastic planter offering to a broad spectrum of customers: growers at greenhouses, nurseries, and retail garden centers; retailers, including mass merchandisers, home centers, and warehouse clubs; and, ultimately, to the consumer.

         Myers Patch Rubber brand has the most comprehensive tire repair and retread product line in the U. S. From tire plugs to specialty chemicals, these products repair punctures in passenger tires or large tears in construction vehicle tires. Other Patch products include custom calendered rubber and sheet stock used in many industries as the base to create items such as golf grips and conveyor belt linings. Our polymer-based ATM reflective marking tape and symbols are applied by road construction professionals to replace paint for marking highways and road repair areas.

         European customers know our raaco brand for plastic small item storage products. Our raaco bins and containers organize small parts in manufacturing operations. Service professionals transport repair items in our durable tool cases and cabinet systems. Our raaco products also provide consumers with storage solutions for home, workshop, and sports.

         Our plastic and rubber products are sold nationally and internationally by a direct sales force and through independent sales representatives.

DISTRIBUTION SEGMENT

         We are the definitive resource for tire, wheel, and undervehicle service tools, equipment, and supplies worldwide under the Myers Tire Supply name. We buy from the leading manufacturers, and our product offering encompasses everything professionals need to service passenger, truck, and OTR vehicles -- computerized alignment equipment, tire balancers, impact wrenches, tire repair plugs, small hand tools, and more. Myers also provides several products for allied services, such as transmission, oil, and cooling system maintenance.

         Within the United States, we provide widespread distribution and sales coverage from 42 branches in 31 states. Internationally, we have five wholly-owned warehouse distributors located in Canada and Central America. We also own interests in several foreign warehouse distributors. Sales personnel from our Akron, Ohio headquarters cover the Far East, Middle East, South Pacific and South American territories.

         We buy products from top suppliers to ensure quality is delivered to our customers. Each of the brand-name products we sell is associated with superior performance in its respective area. Some of these leading brands include: Chicago Pneumatic(R) air tools; Hennessy(R) tire changing, balancing, and alignment equipment; Corghi(R) tire changers and balancers; Ingersoll-Rand(R) air service equipment; John Bean Co.(R) tire balancing and changing equipment; our own Patch Rubber brand tire patches, cements, and repair supplies; and Rotary(R) lifts and related equipment.

         An essential element of our success in the Distribution Segment is our nearly 180 sales representatives, who deliver personalized service on a local level. Customers rely on our sales representatives to introduce the latest tools and technologies and provide training in new product features and applications. Representatives also teach the proper use of diagnostic equipment, and present on-site workshops demonstrating industry-approved techniques for tire repair and undervehicle service.

                                 USE OF PROCEEDS

         We are registering the shares of Common Stock offered by this Prospectus for the account of the Selling Stockholder identified in the section of this Prospectus entitled Selling Stockholder. All of the net proceeds from the sale of Common Stock will go to the Selling Stockholder who offers and sells his shares of such stock. We will not receive any part of the proceeds from the sale of such shares.

                               SELLING STOCKHOLDER

         The Selling Stockholder listed in the table below has acquired the Common Stock offered by this Prospectus pursuant to our 2001 Restricted Stock Plan. The Selling Stockholder will receive all of the net proceeds from the sale of his shares of Common Stock offered by this Prospectus.

         The following table sets forth certain information regarding the approximate ownership of our Common Stock by the Selling Stockholder on October 1, 2001. The number of shares of Common Stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than the selling stockholder change as a result thereof. There is no assurance that the Selling Stockholder will offer for sale or sell any or all of the Common Stock offered by him pursuant to this Prospectus.

                     SHARES OWNED                               SHARES OWNED
NAME                 BEFORE OFFERING       SHARES OFFERED       AFTER OFFERING

John C. Orr              14,250                5,130                9,120


(1) Mr. Orr serves as General Manager of Buckhorn Inc., a subsidiary of Myers. The address for Mr. Orr is 1293 S. Main Street, Akron Ohio 44301.

(2) Assumes that part of the shares registered under this Prospectus will be sold, however the Selling Stockholder may sell part, all or none of the shares hereunder. The Selling Stockholder would own less than one percent of the number of outstanding shares of Common Stock as of October 10, 2001.

         Information regarding the selling stockholder's current relationship with us or our predecessors and affiliates and such relationships, if any, within the past three years is set forth below.

         John C. Orr serves as General Manager of Buckhorn Inc., a subsidiary of Myers. He began his employment in July, 2000. Prior to joining Myers, Mr. Orr was the vice president of manufacturing for the Goodyear Tire and Rubber Company's North American Tire Division.

                              PLAN OF DISTRIBUTION

         The shares of our Common Stock offered by this Prospectus may be sold from time to time by the Selling Stockholder. Such sales may be made on the New York Stock Exchange, in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold in one or more of the following transactions:

         (a) a block trade in which the broker or dealer so engaged will attempt to sell the Selling Stockholder shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         (b) purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this Prospectus;

         (c) an exchange distribution in accordance with the rules of the exchange; and

         (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. Any broker or dealer to be utilized by a Selling Stockholder will be selected by such Selling Stockholder. Brokers or dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale.

         These brokers or dealers and any other participating brokers or dealers, as well as certain pledgees, donees, transferees and other successors in interest, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with the sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this Prospectus.

         Upon being notified by the Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the Selling Stockholder shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplemental prospectus, if required, pursuant to Rule 424(c) under the Securities Act of 1933, disclosing: (i) the name of the Selling Stockholder and of the participating broker-dealer(s), (ii) the number of Selling Stockholder shares involved, (iii) the price at which such Selling Stockholder shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (vi) other facts material to the transaction.

         The Selling Stockholder reserves the sole right to accept and, together with any agent of the Selling Stockholder, to reject in whole or in part any proposed purchase of the Selling Stockholder shares. The Selling Stockholder will pay any sales commissions or other seller's compensation applicable to such transactions.

         To the extent required, the amount of the shares to be sold, purchase prices, public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in a prospectus supplement accompanying this Prospectus or, if appropriate, a post-effective amendment to the registration statement. The Selling Stockholder and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act of 1933 and a portion of any proceeds of sales and discounts, commissions or other seller's compensation may be deemed to be underwriting compensation for purposes of the Securities Act of 1933.

         Offers and sales of shares of the Common Stock have not been registered or qualified under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the Selling Stockholder shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Selling Stockholder shares may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under the Securities and Exchange Act of 1934, any person engaged in a distribution of shares of our Common Stock may not simultaneously engage in market-making activities with respect to such shares of Common Stock for a period of two to nine business days prior to the commencement of such distribution. In addition to and without limiting the foregoing, each Selling Stockholder and any other person participating in a distribution will be subject to applicable provisions of the Securities and Exchange Act of 1934 and the rules and regulations thereunder, including without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of our shares of Common Stock by the Selling Stockholder or any such other person. All of the foregoing may affect the marketability of our Common Stock and the brokers' and dealers' ability to engage in market-making activities with respect to our Common Stock.

         We will pay substantially all of the expenses incident to the registration of the shares of Common Stock offered hereby, estimated to be approximately $7,000.

                          DESCRIPTION OF CAPITAL STOCK

         Our authorized capital stock consists of 60,000,000 shares of Common Stock and 1,000,000 shares of serial preferred stock ("Preferred Stock"). Our Common Stock is listed on the NYSE under the symbol "MYE."

         The statements below are summaries of certain provisions contained in our Articles and Code.

         VOTING RIGHTS: Our Common Stock is the only outstanding class of capital stock. Holders of Common Stock are entitled to one vote per share on all matters which may be presented to the shareholders. No holder of Common Stock has the right to vote cumulatively in the election or removal of directors, which means that more than 50% of the votes cast for the election of directors can elect all of the directors, and in each such event the remaining votes cast for the election of directors will not be able to elect any director.

         The Articles authorize the directors to cause Myers' to issue up to 1,000,000 shares of Preferred Stock, from time to time, in one or more series of equal rank, with such series designations; number of shares of the series; dividend rates; dividend payment dates; redemption terms, rights and prices; sinking fund provisions; conversion terms, rights and prices; liquidation price of the series; and restrictions on the issuance of shares of the same or other class or series as the directors may determine at the time of the creation of the series, all without shareholder action. A holder of Preferred Stock is entitled to one vote per share on all matters submitted to shareholders. No holder of Preferred Stock has the right to vote cumulatively in the election or removal of directors. Upon the default in the payment of an amount equal to six quarterly dividends on any series of Preferred Stock, the holders of all Preferred Stock as a class will be entitled to elect two additional directors until no quarterly dividend is in default.

         DIVIDEND RIGHTS: Subject to the preferences of the Preferred Stock, which will rank senior to the Common Stock as to dividend rights, the holders of Common Stock are entitled to receive such dividends as may be declared by the directors out of funds legally available therefore and, upon liquidation, are entitled to share pro rata in the assets available for distribution to shareholders.

         PREEMPTIVE OR OTHER SUBSCRIPTION RIGHTS: No holder of Common Stock or Preferred Stock has any preemptive rights.

         LIQUIDATION RIGHTS: Upon the dissolution, liquidation or winding up of Myers resulting in a distribution of assets to the shareholders, the holders of the Common Stock are entitled to receive the remaining assets in proportion to the number of shares held by them respectively, after the payments have been made to the holders of each issue of the Preferred Stock as required by the Articles.

         NON-ASSESSABLE; OTHER PROVISIONS: All of the outstanding Common Stock is fully paid and non-assessable. The provisions of the Ohio Merger Moratorium Act, which are applicable to

         Myers as an Ohio corporation, may have the effect of delaying, deferring or preventing any takeover attempt or change of control. Myers, by a vote of its shareholders, has opted out of the Ohio Control Share Acquisition Act.

         TRANSFER AGENT AND REGISTRAR: Our Transfer Agent and Registrar is First Chicago Trust Company of New York, 14 Wall Street, New York, N.Y. 10005.


                                  LEGAL MATTERS

         Brouse McDowell issued an opinion to us regarding certain legal matters in connection with this offering, including the validity of the issuance of the shares of Common Stock offered by this Prospectus. Kevin C. O'Neil, the Assistant Secretary of the Company, is a shareholder of Brouse McDowell. The amount of Mr. O'Neil's interest in Brouse McDowell's fees collected from Myers cannot practically be determined.

                                     EXPERTS

         The financial statements and the related financial statement schedule incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Arthur Andersen LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance on the report of such firm given upon their authority as experts in auditing and accounting.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT ANY INFORMATION CONTAINED THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.


                                   ----------

                                TABLE OF CONTENTS

Available Information ......................................................2
Incorporation of Documents by Reference ....................................2
Information About Us .......................................................4
Use of Proceeds.............................................................6
Selling Stockholder ........................................................6
Plan of Distribution .......................................................7
Description of Capital Stock ...............................................8
Legal Matters ..............................................................9
Experts ....................................................................9







                                  72,600 Shares



                             MYERS INDUSTRIES INC.



                             Myers Industries, Inc.
                                  Common Stock







                               -------------------
                                   PROSPECTUS
                                October 18, 2001
                               -------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information required in Part I of the Registration Statement will be provided to each participant in the Myers Industries, Inc. 2001 Restricted Stock Plan as required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                 ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission under the Exchange Act by the Company (File No. 1-8524) are hereby incorporated by reference into this Registration Statement:

         a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Commission on March 30, 2001;

         b) The portions of the Company's Proxy Statement for the Annual Meeting of Shareholders held April 26, 2001 that have been incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2000;

         c) The Company's Quarterly Reports on Form 10-Q filed with the Commission on May 14, and August 13, 2001; and

         d) The description of Common Stock contained in the Company's Registration Statement on Form 8-A12b (File No. 1-8524) filed with the Commission pursuant to Section 12(b) under the Exchange Act on April 30, 2001.

         All documents hereafter filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

                        ITEM 4. DESCRIPTION OF SECURITIES

         Not applicable.

                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of the Company's Common Stock to be issued by the Company under the Plan has been passed upon for the Company by its counsel, Brouse McDowell, a Legal Professional Association ("Brouse McDowell"). Karl S. Hay, a director of the Company, is Of Counsel to Brouse McDowell and Kevin C. O'Neil, the Assistant Secretary of the Company, is a shareholder of Brouse McDowell. The amount of Messrs. Hay and O'Neil's interest in Brouse McDowell's fees collected from Myers cannot practically be determined.

                ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Article Sixth of the Amended and Restated Code of Regulations of the Company, the Company shall indemnify any director or officer and any former director or officer of the Company and any such director or officer who is or has served at the request of the Company as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorney's fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by applicable law. Article Sixth further provides that the indemnification provided for therein shall not be deemed to restrict the right of the Company (i) to indemnify employees, agents and others to the extent not prohibited by such law, (ii) to purchase and maintain insurance or furnish similar protection on behalf of or for any person who is or was a director, officer, employee or agent of the Company, or any person who is or was serving at the request of the Company as a director, officer, trustee, employee or agent of another corporation, joint venture, partnership, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, and (iii) to enter into agreements with persons of the class identified in clause (ii) above indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against or incurred by them in such capacities.

         The rights provided in Article Sixth are in addition to any rights provided by contract or as a matter of law. Ohio Revised Code Section 1701.13(E) includes indemnification provisions similar to Article Sixth. Section 1701.13(E) of the Ohio Revised Code provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         Section 1701.13(E)(2) further specifies that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of (a) any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent, that the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper, and (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code concerning unlawful loans, dividends and distribution of assets.

         In addition, Section 1701.13(E) requires a corporation to pay any expenses, including attorney's fees, of a director in defending an action, suit, or proceeding referred to above as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to both (i) repay such amount if it is proved by clear and convincing evidence that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation and (ii) reasonably cooperate with the corporation concerning the action, suit, or proceeding. Section 1701.13(E) further authorizes a corporation to enter into contracts regarding indemnification and to purchase and maintain insurance on behalf of any director, trustee, officer, employee or agent for any liability asserted against him or arising out of his status as such.

         The Company presently has contracts with each of its directors and key officers and maintains insurance for the benefit of persons entitled to indemnification.

                   ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


                                ITEM 8. EXHIBITS

         See the "Exhibit Index."

                              ITEM 9. UNDERTAKINGS

         The undersigned registrant, hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of Akron, State of Ohio, on October 18, 2001.

                          Myers Industries, Inc.

                          By:/s/ Gregory J. Stodnick
                             ------------------------------------------------
                                Gregory J. Stodnick, Vice President-Finance

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory J. Stodnick   *               Vice President -- Finance and                 October 18, 2001
------------------------------------      Chief Financial Officer
Gregory J. Stodnick                       (Principal Financial and
                                          Accounting Officer)

/s/ Stephen E. Myers      *               President, Chief Executive                    October 18, 2001
------------------------------------      Officer and Director
Stephen E. Myers                          (Principal  Executive Officer)

/s/ Keith A. Brown        *               Director                                      October 18, 2001
------------------------------------
Keith A. Brown

/s/ Karl S. Hay           *               Director                                      October 18, 2001
------------------------------------
Karl S. Hay

/s/ Richard P. Johnston   *               Director                                      October 18, 2001
------------------------------------
Richard P. Johnston

/s/ Michael W. Kane       *               Director                                      October 18, 2001
------------------------------------
Michael W. Kane

/s/ Edward W. Kissel      *               Director                                      October 18, 2001
------------------------------------
Edward W. Kissel

/s/ Richard L. Osborne    *               Director                                      October 18, 2001
------------------------------------
Richard L. Osborne

 /s/ Jon H. Outcalt       *               Director                                      October 18, 2001
 -----------------------------------
Jon H. Outcalt

/s/ Samuel Salem          *               Director                                      October 18, 2001
------------------------------------
Samuel Salem



/s/ Edwin P. Schrank      *              Director                                       October 18, 2001
------------------------------------
Edwin P. Schrank

 /s/ Milton I. Wiskind    *              Senior Vice President, Secretary               October 18, 2001
------------------------------------     and Director
Milton I. Wiskind



* The undersigned, by signing his name hereto, does sign and execute this Registration Statement on behalf of each of the indicated officers and directors of Myers Industries, Inc. pursuant to a Power of Attorney executed by each such officer and director and filed with this Registration Statement.


Dated:     October 18, 2001              /s/   Kevin C. O'Neil
                                         ------------------------
                                               Kevin C. O'Neil
                                               Attorney-in-Fact

 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                              --------------------

                         FORM S-8 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------


                             MYERS INDUSTRIES, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)



                                 ---------------
                                    EXHIBITS
                                 ---------------

                                  EXHIBIT INDEX


5        Opinion of Brouse McDowell, A Legal Professional Association

10.1     Myers Industries, Inc. 2001 Restricted Stock Plan

23.1     Consent of Brouse McDowell (included in Exhibit 5)

23.2     Consent of Arthur Andersen LLP

24       Power of Attorney